Exhibit 99.1

Text of Press Release

AVI Contact:

AVI BioPharma, Inc.

Michael Hubbard (hubbard@avibio.com)

(503) 227-0554

Investor Contacts:

Lippert/Heilshorn & Associates Inc.

Bruce Voss (bvoss@lhai.com)

Jody Cain (jcain@lhai.com)

(310) 691-7100

Press Contact:

Waggener Edstrom Bioscience

Wendy Carhart (wendyc@wagged.com)

(503) 443-7000

For Release 6 a.m. PST

Nov. 11, 2003

AVI BioPharma Presents Antisense Antiviral Technology at SMi Conference

PORTLAND, Ore. — Nov. 11, 2003 — AVI BioPharma, Inc. (Nasdaq: AVII) today announced that Dr. Patrick L. Iversen, senior vice president of research and development at AVI, will present at the SMi Group’s Antivirals conference, Nov. 12 and 13, at The Hatton, London. Iversen’s presentation is titled “Rapid Response to Emerging Infectious Diseases.”

The presentation will cover AVI’s development of its proprietary NeuGene ® compounds —phosphorodiamidate morpholino oligomers — as next-generation antiviral drugs. Iversen will discuss the demonstrated pharmacologic advantages of AVI’s third-generation antisense chemistry, as well as the strategy AVI uses for target design. In addition, Iversen will share AVI’s field trial experience using specially designed antisense compounds to treat a variety of emerging zoonotic infectious diseases, defined as diseases capable of being transmitted from animals to humans. These include West Nile virus, feline calicivirus, severe acute respiratory syndrome (SARS) and a variety of other viral agents.

About AVI BioPharma

AVI BioPharma develops therapeutic products for the treatment of life-threatening diseases using two technology platforms: third-generation NeuGene  antisense drugs and cancer immunotherapy. AVI’s lead NeuGene antisense compound is designed to target cell proliferation disorders, including cardiovascular restenosis, cancer and polycystic kidney disease. In addition to targeting specific genes in the body, AVI’s antiviral program uses NeuGene antisense compounds to target single-stranded RNA viruses, including West Nile virus, SARS coronavirus, calicivirus and hepatitis C. AVI’s second technology, AVICINE®, is a therapeutic cancer vaccine with late-stage trials planned for the treatment of pancreatic cancer. More information about AVI is available on the company’s Web site at http://www.avibio.com/.

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“Safe Harbor” Statement under the Private Securities Litigation Reform Act of 1995: The statements that are not historical facts contained in this release are forward-looking statements that involve risks and uncertainties, including, but not limited to, the results of research and development efforts, the results of preclinical and clinical testing, the effect of regulation by the FDA and other agencies, the impact of competitive products, product development, commercialization and technological difficulties, and other risks detailed in the company’s Securities and Exchange Commission filings.